SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ___________________

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): April 30, 2002

                           FREQUENCY ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)


     Delaware                        1-8061                      11-1986657
(State or other jurisdiction      (Commission                 (I.R.S. Employer
  of incorporation)               File Number)               Identification No.)


55 Charles Lindbergh Blvd., Mitchel Field, NY                        11553
(Address of principal executive offices)                          (Zip Code)

                                 (516) 794-4500
              (Registrant's telephone number, including area code)

                                      NONE
              (Former name, former address and former fiscal year,
                         if changed since last report)

_______________________________________________________________________

                                Page 1 of 3 pages

ITEM 5.  OTHER EVENTS

     On April 30, 2002, Frequency Electronics, Inc. (referred to as "FEI") settled the arbitration proceeding it had commenced in June 2001 before the American Arbitration Association against The Home Insurance Company of Illinois ("Home") under an excess directors and officers liability insurance policy. FEI had asserted claims for its loss relating to, among other matters, sums it paid in connection with the Global Settlement and Disposition with the Government on June 19, 1998. Under the terms of the settlement agreement, Home paid FEI One Million Five Hundred Thousand ($1,500,000) Dollars, FEI released its claims and the arbitration was discontinued. FEI has now recovered a total of Nine Million ($9,000,000) Dollars under the primary and excess insurance policies which covered the loss relating to the Global Settlement and Disposition and related matters.

     For a further discussion of FEI's claims against its insurance carriers reference is made to the Forms 10-K for the fiscal years ended April 30, 2001 and April 30, 1998, respectively, filed by FEI under Section 13 of the Securities Exchange Act of 1934, which are on file at the Securities and Exchange Commission.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       FREQUENCY ELECTRONICS, INC.


                                       By: /s/Alan Miller
                                           --------------
                                             Alan Miller
                                             Treasurer and
                                             Chief Financial Officer


Dated:  May 6, 2002